UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2022

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Core & Main, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

1830 Craig Park Court
St. Louis, Missouri	63146
(Address of principal executive offices)	(Zip Code)

(314) 432-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2022, the Board of Directors (the “Board”) of Core & Main, Inc. (the “Company”) approved an increase in the size of the Board to eleven directors effective as of April 20, 2022, and Bhavani Amirthalingam was elected to the Board as a Class II director in accordance with the Company’s amended and restated certificate of incorporation, effective as of April 20, 2022, to fill the vacancy on the Board created by the increase in Board size. Ms. Amirthalingam was also appointed as a member of the Audit Committee of the Board. Ms. Amirthalingam will hold office until the 2023 annual general meeting of stockholders or until removed from office in accordance with the Company’s amended and restated certificate of incorporation. There was no arrangement or understanding between Ms. Amirthalingam and any other person pursuant to which she was selected as a director.
Ms. Amirthalingam currently serves as the SVP, Chief Digital Information Officer of Ameren, a position she has held since March 2018. From January 2015 to February 2018, Ms. Amirthalingam served as the Chief Information Officer of Schneider Electric. Her previous experience includes 15 years at World Wide Technology as Chief Information Officer and VP, Customer Solutions & Innovation. Ms. Amirthalingam holds a B.S. in Computer Science from University of Madras and an M.B.A. from SP Jain Institute of Management & Research.
In connection with her election to the Board, Ms. Amirthalingam will receive a pro rata portion of the standard annual compensation for service on the Board and the Audit Committee. Standard compensation for service on the Board is equal to $190,000, to be paid in $120,000 of restricted stock units of the Company to be issued under the Company’s 2021 Omnibus Equity Incentive Plan and $70,000 in cash, plus as additional $10,000 in cash for service on the Audit Committee. In addition, the Company will enter into an indemnification agreement with Ms. Amirthalingam pursuant to which the Company is required to indemnify Ms. Amirthalingam against certain liability which may arise by reason of her status or service as a director and to advance expenses to her, subject to reimbursement if it is determined that she is not entitled to indemnification. The form of such indemnification has been filed as Exhibit 10.9 to the Company’s Form 10-K, filed with the Securities and Exchange Commission on March 30, 2022.

Item 8.01 Other Events.
On April 20, 2022, the Company issued a press release announcing the appointment of Ms. Amirthalingam as a director, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated April 20, 2022.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core & Main, Inc.

By:	/s/ Stephen O. LeClair
Name:	Stephen O. LeClair
Title:	Chief Executive Officer

Date: April 20, 2022